Exhibit 99.1

Treace Medical Concepts Provides 2021 Preliminary Sales Results

PONTE VEDRA, Fla. – January 10, 2022—Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a commercial-stage orthopaedic medical device company driving a paradigm shift in the surgical treatment of hallux valgus (commonly known as bunions), today announced preliminary unaudited results for fourth quarter and full year 2021.

Preliminary unaudited revenue for the fourth quarter and full year 2021 is anticipated to be in the range of $33.1 to $33.4 million and $94.1 to $94.4 million, respectively, representing an increase in the range of 37% to 39% and 64% to 65% over the same periods last year, respectively. The full year growth rate range benefits from the comparison to the second quarter of 2020, which included Covid related shutdowns. On a sequential basis, the anticipated fourth quarter revenue represents an increase of 53% to 54% compared with revenue in the third quarter 2021.

For the full year 2021, Treace previously provided revenue guidance to be in the range of $90 million to $95 million, which represents approximately 57% to 65% growth over the Company’s 2020 revenue.

“With 2021 revenue growth in the range of 64% to 65% and our strong fourth quarter increase in the range of 37% to 39%, our business continues to demonstrate the strength of our direct sales channel, as well as the effectiveness of our expanding direct-to-consumer and active surgeon training programs,” said John T. Treace, CEO, Founder and Board Member of Treace. “We remain focused on our execution and believe we are well-positioned to drive market penetration of our Lapiplasty® System, advancing the standard of care for bunion surgery.”

2022 Outlook

Treace plans to provide 2022 financial guidance during their fourth quarter earnings conference call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the Company’s belief that it is well positioned to drive continued market penetration of the Lapiplasty® System; and the Company’s expected revenue for the fourth quarter and full year 2021. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including in the final prospectus filed with the SEC on April 26, 2021 in connection with Treace’s initial public offering. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s preliminary unaudited results for the quarter ended December 31, 2021 are not necessarily indicative of our operating results for any future periods.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a commercial-stage orthopaedic medical device company with the goal of advancing the standard of care for the surgical management of bunion deformities and related midfoot corrections. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction™ system - a combination of instruments, implants, and surgical methods designed to correct all 3 planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. Treace recently expanded its offering with the Adductoplasty™ Midfoot Correction System, designed for reproducible correction of the midfoot which could provide further support to hallux valgus patients. For more information, please visit www.treace.com.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Lynn Lewis or Vivian Cervantes

IR@treace.net